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Pricing Supplement No. 16                   Registration Statement No. 333-62422
Dated October 23, 2001                          Filed Pursuant to Rule 424(b)(2)
(To Prospectus Supplement Dated
June 29, 2001 and Prospectus Dated
June 29, 2001)

                     CREDIT SUISSE FIRST BOSTON (USA), INC.
                                MEDIUM-TERM NOTES
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

THE MEDIUM-TERM NOTES, AS FURTHER DESCRIBED BELOW AND IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT UNDER "DESCRIPTION OF NOTES," WILL BEAR INTEREST FROM THE DATE OF ISSUANCE UNTIL THE PRINCIPAL AMOUNT THEREOF IS PAID OR MADE AVAILABLE FOR PAYMENT AT THE RATE SET FORTH BELOW.

Credit Suisse First Boston Corporation's capacity on original issuance:
         |X| As Agent
         |_| As principal.  If as principal: |_| The Notes are being offered
                                                 at varying prices related to
                                                 prevailing market prices at the
                                                 time of resale.
                                             |_| The Notes are being offered at
                                                 a fixed initial public price
                                                 __% of  Principal Amount.

Principal Amount: $50 MM            CUSIP: 22541FBP0

Form of Note: Book-Entry Note

Original Issue Date (Settlement Date): October 23, 2001

Specified Currency: |X| U.S. dollars        |_| Other:

Authorized Denominations: |X| U.S. $1,000 and integral multiples thereof
                          |_| Other:

Maturity Date: October 25, 2004
Interest Payment Date(s): Monthly Pays the 23rd of each month Subject to the modified following business day convention

Type of Note:

|_| Fixed Rate Note
         Interest Rate: __%
         Day Count:     |_| 30/360            |_| Other:

|X| Floating Rate Note:
         Interest Rate Basis or Bases:
                  |_| CD Rate                |_| Commercial Paper Rate
                  |_| Money Market Yield     |_| Federal Funds Open Same Day
                  |_| Prime Rate                 Treasury Rate
                      LIBOR
                      |X| 1 MONTH   LIBOR.
                      Telerate PAGE 3750 11:00am     Index Currency:
                                                     Index Maturity:

                      |_| Other:
                          Day Count:  |_| 30/360           Actual/Actual
                                      |X| Actual/360   |_| Other:
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Spread (plus or minus): +38%

Initial Interest Rate: TBD

Interest Category
              Regular Floating Rate Note
         |X|  Floating Rate/Fixed Rate Note
                  Fixed Rate Commencement Date:
                  Fixed Interest Rate:
         |_|  Inverse Floating Rate Note:
                  Fixed Interest Rate:
         |_|  Original Issue Discount Note
                  Issue Price:

Initial Interest Reset Date: Monthly Two day Prior London Business day November 23, 2001
Interest Reset Date(s): 23rd of each month.

Initial Interest Reset Date: Monthly Two day Prior London Business day November 23,2001 Interest Reset Date(s): 23rd of each month.

Indexed Principal Note:             |_|  Yes             |X|  No
         Manner of Determining Principal Amount Payable at Maturity Date:

Indexed Interest Rate Note:         |_|  Yes             |X|  No
         Manner of Determining Principal Amount Payable at Maturity Date:

Dual Currency Note:                 |_|  Yes             |X|  No
         Optional Payment Currency:

Amortizing Note:                    |_|  Yes             |X|  No
         Amortizing Schedule:

Original Issue Discount Note:       |_|  Yes             |X|  No
         Issue Price:

Renewable Note:                     |_|  Yes             |X|  No
         Initial Maturity Date:

Optional Redemption:                |_|  Yes             |X|  No
         Initial Redemption Date:
         Initial Redemption Percentage: __%

Optional Repayment:                 |_|  Yes             |X|  No
         Optional Repayment Date(s):

Optional Extension of Maturity:     |_|  Yes             |X|  No
         Final Maturity Date: October 23, 2003

Addendum Attached:                  |_|  Yes             |X|  No

Other Provisions:

                           --------------------------
                           CREDIT SUISSE FIRST BOSTON